Exhibit 21

                   AGRIBRANDS INTERNATIONAL, INC. SUBSIDIARIES
                                 August 31, 2000



                   Name Of Subsidiary                      Country/State of
                                                            Incorporation
                                                                and
                                                           Qualified to do
                                                              Business

AMERICAS
Agribrands do Brasil Ltda.                                 Brazil
Agribrands Purina Canada Inc.                              Canada
Agribrands Purina Colombia, S.A.                           Colombia
Agribrands De l Salvador Ltda.                             El Salvador
Incubadora del Centro S.A.                                 Colombia
Industrias Purina Ltd.                                     Grand Cayman Island
Agribrands Purina de Guatemala, S.A.                       Guatemala
Agribrands Purina Mexico S.A. de C.V.                      Mexico
Alimentos Nutritivos, S.A. de C.V.                         Mexico
Industrias Purina, S.A. de C.V.                            Mexico
Proveedora de Alimentos Avepecuarios, S.A. de C.V.         Mexico
Arecer Inmobiliaria, S.A. de C.V.                          Mexico
Latin American Agribusiness Development Corporation S.A.   Panama
Agribrands Purina Peru S.A.                                Peru
Agribrands Purina Venezuela, C.A.                          Venezuela
Granjas Geneticas Porcinas de Venezuela, C.A.              Venezuela
Nutrimentos Lomgimar, C.A.                                 Venezuela
ASIA
Agribrands Purina (Fushun) Feedmill Co., Ltd.              China
Agribrands Purina (Langfang) Feedmill Co., Ltd.            China
Agribrands Purina Nanjing Feedmill Co., Ltd.               China
Agribrands Purina (Yantai) Feedmill Co., Ltd.              China
Agribrands Purina Korea, Inc.                              Korea
Agribrands Philippines, Inc.                               Philippines
Agri Realty Company, Inc.                                  Philippines

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Metrovet, Inc.                                             Philippines
VAC Distributors, Inc.                                     Philippines
EUROPE
Agribrands Europe France, S.A.                             France
Cofanimo Sarl                                              France
D.F.P. Entreprises S.A.                                    France
D.F.P. Nutraliance                                         France
Sorelap, S.A.                                              France
Le Moulin Rouge Ponard et CIE S.A.                         France
Agribrands Europe Hungary Animal Feed And Trading          Hungary
  Company Limited
AGX TECH Licensing and Services Limited Liability          Hungary
  Company
Agribrands Europe Italia S.p.A.                            Italy
Ralston Purina Trading Italia S.r.l.                       Italy
Agribrands Europe Portugal                                 Portugal
Agribrands Europe Espana S.A.                              Spain
Tecnicas de Cogeneracion de Silla, S.L.                    Spain
Agribrands Purina Besin Maddeleri Sanayi Ve                Turkey
  Ticaret A.S.
U.S.A.
Agri Holding, Inc.                                         Delaware
AGX Services, Inc.                                         Delaware
Tradico, Inc.                                              Missouri



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